As filed with the Securities and Exchange Commission on February 17, 2004
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Digene Corporation

(Exact name of registrant as specified in its charter)

Delaware	52-1536128
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1201 Clopper Road

Gaithersburg, Maryland 20878
(301) 944-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles M. Fleischman

President and Chief Financial Officer
Digene Corporation
1201 Clopper Road
Gaithersburg, Maryland 20878
(301) 944-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morris Cheston, Jr., Esquire

Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, Pennsylvania 19103
(215) 665-8500

    Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class	Proposed maximum aggregate	Amount of
of securities to be registered	offering price(1)(2)	registration fee

Primary Offering	$90,000,000	$11,403

Common Stock, $.01 par value	(3)	(3)

Preferred Stock, $.10 par value	(3)	(3)

Debt Securities	(3)	(3)

Secondary Offering

Common Stock, $.01 par value	$60,000,000	$7,602

Total	$150,000,000	$19,005

(1)	There are being registered hereunder such indeterminate number of shares of common stock, preferred stock and such principal amount of debt securities as shall have an aggregate offering price not to exceed $90,000,000. Additional common stock is being registered hereunder as shall have an aggregate offering price not to exceed $60,000,000 for sale by the Selling Stockholder.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and exclusive of accrued interest and dividends, if any.

(3)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

    The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 17, 2004

Prospectus

DIGENE CORPORATION

$90,000,000

Common Stock

Preferred Stock
Debt Securities

Selling Stockholder

$60,000,000

Common Stock

        We will provide the specific terms for the offering of each of these securities in supplements to this prospectus. In the case of common stock, the terms will include the number of shares offered and the offering price. In the case of preferred stock, the terms will include the number of shares offered, the offering price and the designation, preferences and rights of the preferred stock. In the case of debt securities, the terms will include, as applicable, the specific designation, aggregate principal amount, maturity, ranking, interest rate, conversion rate, premium and terms for redemption.

      We may sell any combination of these securities, up to a total dollar amount of $90,000,000, from time to time in one or more offerings to or through underwriters, to other purchasers, or through agents under this prospectus, as supplemented. We will provide the names of any underwriters or agents in supplements to this prospectus. In addition, the Selling Stockholder, Armonk Partners, our principal stockholder, may sell up to a total dollar amount of $60,000,000 of our common stock from time to time in one or more offerings under this prospectus and any prospectus supplement. In the prospectus supplement relating to any sales by the Selling Stockholder, we will state the number of shares of our common stock that Armonk Partners will be selling.

      Our common stock is listed on the Nasdaq National Market under the symbol “DIGE.” On February 12, 2004, the closing sale price of our common stock, was $38.56 per share. None of the other securities offered under this prospectus are currently publicly traded.

       You should read this prospectus, including the section entitled “Risk Factors” on page 2, and any prospectus supplement carefully before you invest.

       THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2004.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. The registration statement, including the attached exhibits and schedules, contains additional relevant information about our company and the securities. The registration statement can be read at the SEC’s web site (www.sec.gov) or at the offices mentioned under the heading “Where Can You Find More Information.”

      Under this registration statement, we may offer, from time to time, up to $90,000,000 of common stock, preferred stock and debt securities in one or more offerings. The Selling Stockholder may, from time to time, offer up to $60,000,000 of our common stock in one or more offerings.

      This prospectus provides you with a general description of the securities we and the Selling Stockholder may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described in this prospectus under the heading “Where You Can Find More Information.”

      We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

      You should rely only on the information provided in this prospectus and in any prospectus supplement, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading “Incorporation of Documents by Reference.” We have not authorized anyone to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering the securities in states where offers are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate at any date other than the date indicated on the cover page of such documents.

      As used in this document, the terms “we,” “us,” “our,” and “Digene” mean Digene Corporation and its subsidiaries (unless the context indicates a different meaning) and the term “common stock” or “shares” means Digene common stock, $0.01 par value per share.

(i)

PROSPECTUS SUMMARY

      This summary highlights information contained or incorporated by reference elsewhere in this prospectus about Digene, the Selling Stockholder and the securities offered under this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our securities. You should read carefully the entire prospectus, any prospectus supplement delivered with this prospectus and any documents incorporated by reference, including the information set forth under “Risk Factors” in this prospectus and any prospectus supplement, before making an investment decision.

About Digene

      We develop, manufacture and market our proprietary gene-based testing systems for the screening, monitoring and diagnosis of human diseases. Our primary focus is in women’s cancers and infectious diseases. We have applied our proprietary Hybrid Capture® technology to develop a successful diagnostic test for human papillomavirus, or HPV, which is the primary cause of cervical cancer and is found in greater than 99% of all cervical cancer cases. We have created and are continuing to expand the worldwide market for human papillomavirus testing.

      Our goal is to become a global leader in gene-based testing systems for women’s cancers and infectious diseases. Our strategy is to leverage our position as a pioneer in the human papillomavirus testing market and our Hybrid Capture technology to develop additional tests for the early detection of diseases. In addition to our HPV Test, our product portfolio includes gene-based tests for the detection of chlamydia, gonorrhea, hepatitis B virus, or HBV, and cytomegalovirus, or CMV. We have established relationships with clinical laboratories, physicians and other healthcare professionals, developed primarily through our HPV Test marketing efforts, which will help us to sell these products. We expect to continue to utilize these relationships to market additional diagnostic products in development.

      Armonk Partners, the Selling Stockholder, is our largest stockholder. For more information about Armonk Partners, see the information under the heading “Selling Stockholder.” We will not receive any of the proceeds from the sale of our common stock by Armonk Partners.

      We were incorporated in Delaware in 1987. Our principal executive offices are located at 1201 Clopper Road, Gaithersburg, Maryland 20878. Our telephone number is (301) 944-7000.

Summary of Securities That May Be Offered With This Prospectus

      We may offer shares of our common stock, preferred stock or debt securities from time to time. The total aggregate dollar amount of all of the shares of common stock or preferred stock or debt securities that we may issue will not exceed $90,000,000. The Selling Stockholder may offer, from time to time, up to $60,000,000 of our common stock in one or more offerings. When we use the term “securities” in this prospectus, we mean any of the securities that may be offered with this prospectus unless we say otherwise. This prospectus describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock

      We and/or the Selling Stockholder may offer shares of our common stock. Our common stock currently is traded on the Nasdaq National Market under the symbol “DIGE.”

Preferred Stock

      We may offer shares of our preferred stock. We currently have no shares of preferred stock outstanding. Our preferred stock may be issued from time to time in one or more series with such designation, preferences and rights of the shares of such series and qualifications, limitations or restrictions thereon as established by our Board of Directors.

Debt Securities

      We may offer debt securities, in one or more series. For any particular debt securities we offer, the applicable prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price, the ranking, the stated maturity, the redemption terms, if any, the conversion terms, if any, the rate or manner of calculating the rate and the payment dates for interest, if any, the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property, and any other specific terms. We will issue any debt securities under separate indentures between us and a trustee that we will identify in the applicable prospectus supplement.

RISK FACTORS

      Investing in our securities involves risks. Before deciding to invest in our securities, you should consider carefully the risks contained in the “Additional Considerations” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2003 and the risks set forth in any prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and the additional information in the reports that we file with the Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated by reference in this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 based on our current expectations, assumptions, estimates and projections about our business and our industry. These forward-looking statements involve risks and uncertainties. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “continue to,” “establish,” and other similar expressions identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Our actual results could differ materially from those anticipated in such forward-looking statements. The forward-looking statements made in this prospectus and the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

USE OF PROCEEDS

      Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities that we may offer to provide additional funds for working capital and other general corporate purposes.

      We will not receive any of the proceeds from the sale of our common stock offered by the Selling Stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

      The following are our consolidated ratios of earnings to fixed charges for each of the periods indicated:

	Year ended					Three months
ended
	June 30,	June 30,	June 30,	June 30,	June 30,
	1999	2000	2001	2002	2003	December 31, 2003

Ratio of earnings to fixed charges(1)	—	—	—	—	—	19.35x

(1)	For the fiscal years ended June 30, 1999, 2000, 2001, 2002 and 2003, earnings were insufficient to cover fixed charges by approximately $9,125,000, $6,583,000, $6,353,000, $9,154,000 and $3,827,000, respectively. For this reason, no ratios are provided.

DESCRIPTION OF CAPITAL STOCK

General

      We are authorized to issue 50,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.10 par value per share. The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and bylaws, each as amended and restated, and by the provisions of applicable Delaware law.

Common Stock

      Reference is made to the applicable prospectus supplement relating to the common stock offered thereby for specific terms, including (i) the number of shares offered, (ii) the initial offering price and market price and (iii) dividend information.

      As of February 6, 2004, there were 19,456,152 shares of our common stock outstanding. These shares were held of record by approximately 151 stockholders. Our common stock is traded on the Nasdaq National Market under the symbol “DIGE.”

      Subject to the rights of the holders of preferred stock, holders of our common stock are entitled to receive dividends, when and if declared by the Board of Directors out of our assets or funds legally available therefor and shall share equally on a per share basis in all such dividends. We have never paid dividends on our common stock and have no current plans to do so.

      At every meeting of stockholders, every holder of common stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of preferred stock, any action submitted to stockholders is approved if the number of votes cast in favor of such action exceeds the number of votes required by the provisions of our Certificate of Incorporation or Bylaws, subject to applicable quorum requirements.

      We have three classes of directors, which classes have staggered terms of three years each.

      In the event of any liquidation, dissolution or winding-up of our business, whether voluntary or involuntary, the holders of common stock would be entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of preferred stock then outstanding.

      The holders of common stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the common stock is not subject to redemption. The rights, preferences and privileges of holders of common stock are subject to the rights, preferences and privileges of any preferred stock which we may issue in the future which could have priority with respect to dividends and liquidation distributions.

Preferred Stock

      We may offer shares of our preferred stock. We currently have no shares of preferred stock outstanding. Our preferred stock may be issued from time to time in one or more series with such designation, preferences and rights, qualifications, limitations or restrictions thereon as established by our Board of Directors. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or change in control.

      The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the series designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

•	the offering price;

•	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of our common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

•	the conditions and restrictions, if any, on the creation of indebtedness of us, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

      If we issue shares of preferred stock under this prospectus and a related prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Anti-Takeover Provisions in Our Certificate of Incorporation and Bylaws

      We have the following provisions in our Certificate of Incorporation or Bylaws which could be viewed as having anti-takeover effects:

•	a provision requiring advance notice for stockholder proposals and nominations of directors;

•	a staggered Board of Directors;

•	“blank check” preferred stock; and

•	removal of directors only for cause.

Delaware Anti-Takeover Law

      We are subject to Section 203 of the Delaware General Corporation law, or the DGCL, which, subject to certain exceptions and limitations, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the date that such stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (for the purposes of determining the number of shares outstanding under the DGCL, those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer are excluded from the calculation); or

•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

      For purposes of Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

      For purposes of Section 203, an interested stockholder is defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

      The Transfer Agent and Registrar for our common stock is StockTrans, Inc.

DESCRIPTION OF DEBT SECURITIES

      The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.

      The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities may be subordinated to other debt outstanding at the time of issuance. The debt securities will be issued under one or more separate indentures. Prior to or concurrently with any offering of debt securities under this prospectus and a prospectus supplement, we will file the indenture related to such debt securities as an exhibit to the registration statement which includes this prospectus. Any indenture used in connection with the offering of debt securities under this prospectus will be qualified under the Trust Indenture Act of 1939 prior to issuance of the debt securities.

      The prospectus supplement will describe the terms of the debt securities, including the price at which we will offer the debt securities. The description will include:

•	the title and form of the debt securities;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	if applicable, the duration and terms of the right to extend interest payment periods;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of common stock or other securities or property;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal or any premium or interest on the debt securities;

•	the currency in which we will pay the principal or any premium or interest on the debt securities;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositories for the global securities and the terms of the global securities;

•	if applicable, the subordination provisions that will apply to any subordinated debt securities;

•	if applicable, the provisions relating to any security provided for the debt securities;

•	the events of default applicable to the debt securities and the right of the trustee or the holders of such debt securities to declare the principal amount due and payable; and

•	the covenants applicable to the debt securities.

      We may sell the debt securities at a substantial discount below their stated principal amount. We will describe United States Federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of any event of default. In addition, we will describe United States Federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than United States dollars in the prospectus supplement.

Conversion and Exchange Rights

      The prospectus supplement will describe, if applicable, the terms on which the debt securities may be converted into or exchanged for our common stock or other securities or property. The conversion or exchange may be mandatory, may be at our option or may be at the option of the purchaser. The prospectus supplement will describe how the number of shares of common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

      Unless the prospectus supplement indicates otherwise, the following provisions will apply to any subordinated debt securities. The indebtedness underlying subordinated debt securities will be payable only if all payments due under any senior indebtedness have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership, or similar proceedings, we must first pay all amounts due or to become due on any senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may recover more, ratably, and holders of subordinated debt or subordinated debt securities may recover less, ratably, than our other creditors.

      The prospectus supplement will indicate the indebtedness ranking senior to the debt securities being offered and briefly describe any limitation on the issuance of such additional senior indebtedness or indicate that there is no such limitation.

Form, Exchange, and Transfer

      We will issue debt securities only in fully registered form and, unless the prospectus supplement indicates otherwise, only in denominations of $1,000 and integral multiples thereof. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

      Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place in which we will pay on debt securities.

      If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any debt securities selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

      The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

        No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole in part may be registered in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Securities Exchange Act of 1934 or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

        As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

        Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amount of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

        The policies and procedures of the depositary may govern payment, transfers, exchanges and other matters relating to beneficial interest in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agent

        Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for the interest.

        Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

        Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

        The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, or Sale of Assets

        The terms of any indenture may provide that, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving entity, or sell, convey, transfer, or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indenture; and

•	we meet the other conditions described in the indenture.

Events of Default

      Each of the following may constitute an event of default under any indenture:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	if applicable, failure to deposit any sinking fund payment when due;

•	failure to perform any covenant or agreement in the indenture, which failure continued for a specified number of days after written notice had been given by the trustee or the requisite holders of the debt securities of that series;

•	specified events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

      If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holder of a majority in aggregate principal amount of the outstanding securities of that series may, under specified circumstances, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

      Except for specified duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

      No holder of a debt security of any series may institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days;

provided, however, each holder has an absolute right to bring actions for payment of overdue principal, premium, if any, or interest.

Modification and Waiver

      We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including to fix any ambiguity, defect, or inconsistency in the indenture; to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939; to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, or to surrender any right or power conferred on us under the indenture; and to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued under that indenture.

      In addition, under any indenture, the rights of holders of a series of debt securities may be changed by us and the trustee under certain conditions. These conditions may include the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each class that is affected or the adoption of a resolution, at a meeting of holders of debt securities at which a quorum is present by the holders of at least two-thirds in aggregate principal amount of the outstanding debt securities of each class that is affected represented at such meeting. The indentures also may require that we and the trustee obtain the consent of the holder of any outstanding debt securities affected to the extent that we:

•	extend the fixed maturity of any series of debt securities issued;

•	reduce the principal amount, reduce the rate of or extend the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reduce the percentage of debt securities the holders of which are required to consent to any amendment.

      Except in some limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures, or be present at a meeting of holders of debt securities. In some limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

      To the extent stated in a prospectus supplement, we may elect to apply the provisions in an indenture relating to defeasance and discharge of indebtedness, or to defeasance of some restrictive covenants, to the debt securities of any series. The indenture may provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the indenture, which is known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;

•	to register the transfer or exchange or the debt securities; and

•	to replace mutilated, destroyed, lost or stolen debt securities.

      In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, which is known as covenant defeasance.

      We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.

      To exercise either defeasance option as to debt securities of any series, we would be required to satisfy customary conditions described in the applicable indenture, which may include the establishment of a trust with the trustee in which we would irrevocably deposit money and/or obligations that will provide money in an amount sufficient to pay the principal of, premium, if any, and each installment of interest on the debt securities, the delivery of an opinion of counsel to the trustee, and the failure of an event of default to have occurred or be continuing.

Notices

      We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

      We will treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

SELLING STOCKHOLDER

      Armonk Partners is the Selling Stockholder. Evan Jones and Charles M. Fleischman are the general partners of the Selling Stockholder. Evan Jones is our Chief Executive Officer and the Chairman of our Board of Directors. Charles M. Fleischman is our President, Chief Operating Officer and Chief Financial Officer, and a director on our Board.

      The prospectus supplement for any offering of common stock by the Selling Stockholder will include the following information:

•	the amount of common stock owned by the Selling Stockholder prior to the offering;

•	the amount of common stock to be offered by the Selling Stockholder;

•	the amount of common stock to be held by the Selling Stockholder after completion of the offering; and

•	the percent of common stock to be owned by the Selling Stockholder after completion of the offering.

      As of February 12, 2004, the Selling Stockholder beneficially owned 3,871,401 shares of our common stock, which was 19.9 percent of the outstanding shares of common stock.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to investors;

•	through a combination of any of the above methods of sale; or

•	any other method permitted by law.

        We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds that we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities being offered may be listed.

Agents

        We may designate agents who agree to use their reasonable or best efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming any underwriter the nature of any such relationship.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers, or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

        Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

        Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Passive Market Making

        Any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offer or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market marker’s bid; however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

        Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, will provide an opinion as to legal matters in connection with the securities that we may offer.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended June 30, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy these reports, proxy statements, and other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s web site at “http://www.sec.gov.” In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, DC 20006.

INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering:

(1)	our Annual Report on Form 10-K for the fiscal year ended June 30, 2003;

(2)	our Proxy Statement on Schedule 14A filed with the SEC on September 30, 2003;

(3)	our Quarterly Report on Form 10-Q for the period ended September 30, 2003;

(4)	our Quarterly Report on Form 10-Q for the period ended December 31, 2003; and

(5)	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 11, 1996.

      Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to us at the address below.

Digene Corporation
Attention: Charles M. Fleischman
1201 Clopper Road
Gaithersburg, Maryland 20878
(301) 944-7000
www.digene.com

________________________________________________________________________________

$90,000,000

Digene Corporation

Common Stock, $0.01 par value

Preferred Stock, $0.10 par value
Debt Securities

$60,000,000

Common Stock, $0.01 par value

by the Selling Stockholder

P R O S P E C T U S
                        , 2004

You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer of these securities in any state where any offer is not permitted. The information in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities. You should not assume that this prospectus is accurate as of any other date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$19,005 (1)
Nasdaq National Market Fees	*
Fees of Registrar and Transfer Agent	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*

Total	*

*	To be provided by amendment

(1)	Armonk Partners paid $7,602 of the filing fee.

Item 15.	Indemnification of Directors and Officers.

        Our Amended and Restated Certificate of Incorporation provides that we will, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify any person who is or was an officer or director of Digene Corporation, as well as any person who is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise. In addition, our Amended and Restated Certificate of Incorporation eliminates personal liability of our directors to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

        Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees or agents and any person serving in such capacity for another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties if such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses (including attorneys’ fees) actually and reasonably incurred by such parties in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is fairly and reasonably entitled to indemnification for such expenses despite such adjudication of liability.

        Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds; or

•	for any transaction from which the director derived an improper personal benefit.

        No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 16.	Exhibits.

Exhibit
Number		Description

1.1	*	Form of Underwriting Agreement
4.1		Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Digene’s Registration Statement on Form S-1 (File No. 333-2968))
4.2		Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Digene’s Registration Statement on Form S-1 (File No. 333-2968))
4.3		Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to Digene’s Annual Report on Form 10-K for the year ended June 30, 2001)
4.4	*	Form of Indenture
4.5	*	Form of Debt Securities (included as Exhibit A to Exhibit 4.4)
5.1	**	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
12.1	**	Statement re Computation of Ratios to Fixed Charges
23.1	**	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
23.2	**	Consent of Ernst & Young LLP, Independent Auditors
24.1		Power of Attorney (included on signature page)
25.1	*	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939

*	To be filed by amendment or as an exhibit to a report filed pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act.

**	Filed herewith.

Item 17.	Undertakings

        The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on February 17, 2004.

DIGENE CORPORATION

By:	/s/ Charles M. Fleischman

Charles M. Fleischman, President,
Chief Operating Officer and
Chief Financial Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan Jones and Charles M. Fleischman and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Evan Jones Evan Jones	Chairman and Chief Executive Officer (principal executive officer)	February 17, 2004

/s/ Charles M. Fleischman Charles M. Fleischman	President, Chief Operating Officer, Chief Financial Officer and Director (principal financial officer)	February 17, 2004

/s/ Joseph P. Slattery Joseph P. Slattery	Senior Vice President, Finance and Information Systems (principal accounting officer)	February 17, 2004

/s/ John H. Landon John H. Landon	Director	February 17, 2004

Joseph M. Migliara	Director

/s/ Cynthia L. Sullivan Cynthia L. Sullivan	Director	February 17, 2004

/s/ Kenneth R. Weisshaar Kenneth R. Weisshaar	Director	February 17, 2004

/s/ John J. Whitehead John J. Whitehead	Director	February 17, 2004

EXHIBIT INDEX

Exhibit
Number		Description

1.1	*	Form of Underwriting Agreement
4.1		Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Digene’s Registration Statement on Form S-1 (File No. 333-2968))
4.2		Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Digene’s Registration Statement on Form S-1 (File No. 333-2968))
4.3		Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to Digene’s Annual Report on Form 10-K for the year ended June 30, 2001)
4.4	*	Form of Indenture
4.5	*	Form of Debt Securities (included as Exhibit A to Exhibit 4.4)
5.1	**	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
12.1	**	Statement re Computation of Ratios to Fixed Charges
23.1	**	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
23.2	**	Consent of Ernst & Young, LLP, Independent Auditors
24.1		Power of Attorney (included on signature page)
25.1	*	Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939

*	To be filed by amendment or as an exhibit to a report filed pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act.

**	Filed herewith.